      As filed with the Securities and Exchange Commission on June 7, 2001

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               CUMULUS MEDIA INC.
             (Exact Name of Registrant as Specified in its Charter)

               ILLINOIS                              36-4159663
       (State of Incorporation)            (I.R.S. Employer Identification
                                                       Number)

                            ------------------------

                  CUMULUS MEDIA INC. 1999 STOCK INCENTIVE PLAN
              CUMULUS MEDIA INC. 1999 EXECUTIVE STOCK INCENTIVE PLAN

                            ------------------------

       LEWIS W. DICKEY, JR., CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                               CUMULUS MEDIA INC.
                   3535 PIEDMONT ROAD, BUILDING 14, 14TH FLOOR
                                ATLANTA, GA 30305
                     (Name and Address of Agent for Service)
                                 (404) 949-0700
          (Telephone Number, including area code, of Agent for Service)

                            ------------------------

                                    Copy to:

                              MARK L. HANSON, ESQ.
                           JONES, DAY, REAVIS & POGUE
                               3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                             ATLANTA, GA 30308-3242
                                 (404) 521-3939

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
    Title of securities          Amount to         Proposed maximum     Proposed maximum      Amount of
      to be registered         be registered      offering price per   aggregate offering   registration fee
                                                         share               price
-------------------------------------------------------------------------------------------------------------
Class A Common Stock (1)          469,854             $27.88(3)           $13,099,530(3)       $3,274.88
-------------------------------------------------------------------------------------------------------------
Class A Common Stock (1)          430,146             $12.30(4)           $ 5,290,673(4)       $1,322.67
-------------------------------------------------------------------------------------------------------------
Class C Common Stock (2)        1,000,000             $27.88(3)           $27,880,000(3)       $   6,970
=============================================================================================================

(1)      Issuable under the 1999 Stock Incentive Plan.
(2)      Issuable under the 1999 Executive Stock Incentive Plan.
(3) The registration fee with respect to the shares of Class A and Class C Common Stock was calculated pursuant to Rule 457(h) of the Securities Act based upon the exercise price of the outstanding options. The registration fee is calculated by multiplying the product of the proposed maximum offering price per share and the number of shares to be registered by .00025.
(4) The registration fee with respect to the shares of Class A Common Stock was calculated pursuant to Rule 457(c) and (h) under the Securities Act. The registration fee is based on the price per share of Cumulus Media Inc. Class A Common Stock on June 5, 2001, on the Nasdaq National Market, as reported in The Wall Street Journal on June 6, 2001 ($12.30). The registration fee is calculated by multiplying the product of the proposed maximum offering price per share and the number of shares to be registered by .00025.

================================================================================

                                EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Class A and Class C Common Stock of Cumulus Media Inc. pursuant to the Cumulus Media Inc. 1999 Stock Incentive Plan and the Cumulus Media Inc. 1999 Executive Stock Incentive Plan, respectively.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

                  (c) The description of the Registrant's Class A common stock, $0.01 par value (the "Class A Common Stock") contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The Registrant's Class C Common Stock, $0.01 par value (the "Class C Common Stock") is not registered under Section 12 of the Exchange Act. Set forth below is a summary description of the terms and conditions of the Class C Common Stock:

                  Dividend Rights. All shares of the Class C Common Stock are entitled to participate ratably when, and as, dividends are declared by the Board of Directors. Any such dividends may be paid in cash, shares of Class C Common Stock or property.

                  Convertibility of Class C Common Stock into Class A Common Stock. The Class C Common Stock is convertible at any time, or from time to time, at the option of the holder of such Class C Common Stock, without cost to such holder, into Class A Common Stock on a share-for-share basis; provided such holder is not at the time of such conversion a disqualified person (generally defined as a person whose ownership of Class A Common Stock would violate certain provisions of the Communications Act of 1934, as amended, and certain rules of the Federal Communications Commission).

                  Voting Rights. Holders of Class C Common Stock, subject to certain exceptions, are entitled to 10 votes per share. All actions submitted to a vote of the Registrant's stockholders are voted on by holders of Class A Common Stock and Class C Common Stock, voting together as a single class. Holders of Class B common stock, $0.01 par value (the "Class B Common Stock"), are not entitled to vote, except in limited circumstances. In such cases, the holders of Class B Common Stock will vote separately as a class. The affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class C Common Stock, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class, are required to approve fundamental corporate actions. The holders of Class C Common Stock are generally entitled to elect a director to the Registrant's Board of Directors (the "Class C Director"), and the vote of the Class C Director is required in order for the Registrant to take certain actions.

                  Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Registrant, whether voluntarily or involuntarily, after payment or provision for payment of the debts and other liabilities of the Registrant and the preferential amounts to which the holders of any stock ranking prior to the Class C Common Stock in the distribution of assets, the holders of Class C Common Stock are entitled to share pro rata in the remaining assets of the Registrant according to their respective interests.

                  Miscellaneous. The Class C Common Stock is not traded on a securities exchange. Holders of Class C Common Stock have no preemptive or other subscription rights, redemption or sinking fund rights.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under Article XI of the Registrant's Articles of Incorporation, Article VI of the Registrant's Amended and Restated By-laws and Illinois Law, the Registrant shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor opposed to the best interests of the Registrant. With respect to legal proceedings by or in the right of the Registrant in which a director or officer is adjudged liable for improper performance of his duty to the Registrant or another enterprise which such person served in a similar capacity at the request of the Registrant, indemnification is limited by such provisions of that amount which is permitted by the court.

                  The Registrant will maintain officers' and directors' liability insurance which will insure against liabilities that officers and directors of the Registrant may incur in such capacities. The Registrant has also entered into indemnification agreements with its directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.


ITEM 8.  EXHIBITS.

         4.1      Cumulus Media, Inc. 1999 Stock Incentive Plan.

         4.2      Cumulus Media, Inc. 1999 Executive Stock Incentive Plan.

         5 Opinion of Jones, Day, Reavis & Pogue regarding legality of the Common Stock being registered.

         23.1     Consent of KPMG LLP.

         23.2     Consent of PricewaterhouseCoopers LLP

         23.3     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

         24.      Power of Attorney (included in signature pages).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) to include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that sub-paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 7, 2001.

                                CUMULUS MEDIA INC.

                                By: /s/  Martin R. Gausvik
                                    -----------------------
                                    Martin R. Gausvik
                                    Executive Vice President, Treasurer
                                    and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Martin R. Gausvik and Lewis W. Dickey, Jr., jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Lewis W. Dickey, Jr.                                               Date:  June 7, 2001
--------------------------------------------------
Lewis W. Dickey, Jr.
Chairman, President & Chief Executive Officer
  and Director



/s/ Ralph B. Everett                                                   Date:  June 7, 2001
--------------------------------------------------
Ralph B. Everett
Director


/s/ Holcombe T. Green, Jr.                                             Date:  June 7, 2001
--------------------------------------------------
Holcombe T. Green, Jr.
Director


/s/ Eric P. Robison                                                    Date: June 7, 2001
--------------------------------------------------
Eric P. Robison
Director


/s/ Robert H. Sheridan, III                                            Date: June 7, 2001
--------------------------------------------------
Robert H. Sheridan, III
Director


/s/ Richard W. Weening                                                 Date:  June 7, 2001
--------------------------------------------------
Richard W. Weening
Director

                                  EXHIBIT INDEX

         Exhibits

         4.1      Cumulus Media, Inc. 1999 Stock Incentive Plan.

         4.2      Cumulus Media, Inc. 1999 Executive Stock Incentive Plan.

         5 Opinion of Jones, Day, Reavis & Pogue regarding legality of the Common Stock being registered.

         23.1     Consent of KPMG LLP.

         23.2     Consent of PricewaterhouseCoopers LLP.

         23.3     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

         24       Power of Attorney (included in signature pages).